Exhibit 10.1
PEBBLEBROOK HOTEL TRUST

AMENDMENT NO. 4 TO THE
PEBBLEBROOK HOTEL TRUST 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE JULY 10, 2012

This Amendment No. 4 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended (the “Plan”), is adopted by the Board of Trustees of Pebblebrook Hotel Trust (the “Company”) on March 18, 2022, to be effective immediately upon approval of the Plan by the Company’s shareholders.

1. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Plan.

2. The first sentence of Article XVII of the Plan is hereby modified as follows:

“No Share Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after ~~February 7, 2022~~June 30, 2026.”